Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 3, 2026, Ginkgo Bioworks, Inc. (the “Seller”), a wholly owned subsidiary of Ginkgo Bioworks Holdings, Inc. (the “Company”), completed a transaction with Tower Biosecurity, Inc. also known as Perimeter Systems, Inc. (the “Purchaser”) and Ginkgo Biosecurity, LLC (“Biosecurity”) (the “Transaction”). In connection with the Transaction, Seller contributed to Purchaser all of the issued and outstanding equity interests of Biosecurity, constituting substantially all of the Company’s operations comprising its Biosecurity segment, and in exchange, the Purchaser issued to the Seller shares of common stock of the Purchaser representing approximately 20% of the issued and outstanding equity of the Purchaser on a fully diluted basis.

The Transaction represents a strategic shift and therefore, beginning with the Company’s quarterly report on Form 10-Q for the period ending March 31, 2026, the Biosecurity historical financial results for periods prior to the Transaction will be reflected in the Company’s consolidated financial statements as discontinued operations for all periods presented.

The following unaudited pro forma condensed consolidated financial statements of the Company were derived from its historical consolidated financial statements and are being presented to give effect to the Transaction. The unaudited pro forma Condensed Consolidated Statements of Operations for each of the three years ended December 31, 2025, 2024, and 2023 reflect the Company’s results as if the Transaction had occurred on January 1, 2023. The unaudited pro forma Condensed Consolidated Balance Sheet as of December 31, 2025 gives effect to the Transaction as if it occurred on that date.
The unaudited pro forma condensed consolidated financial statements give effect to the Transaction including: (i) the elimination of the historical Biosecurity financial results and (ii) the transfer of certain assets between the Company and the Purchaser upon closing of the Transaction.
The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impact of events directly attributable to the Transaction that are factually supportable, and for purposes of the Condensed Consolidated Statements of Operations, are expected to have a continuing impact on the Company. The Company has entered into a Transition Services Agreement (“TSA”) with the Purchaser pursuant to which the Company and the Purchaser will provide each other certain specified services on a temporary basis. These transition services are not expected to have a material impact on the Company and are not recurring in nature, and as such, have not been included in the Transaction adjustments.
The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes and in the opinion of Company management, all adjustments and disclosures have been prepared in accordance with Regulation S-X, Article 11. The unaudited pro forma condensed consolidated financial statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Transaction occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only, and are not necessarily indicative of the Company’s historical or future results of operations or financial condition had the Transaction been completed on the dates assumed.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited consolidated financial statements, the accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 which are available at the Company’s website at www.ginkgobioworks.com.

Exhibit 99.1
Ginkgo Bioworks Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2025
(in thousands)

	Historical	Biosecurity Separation (a)	Transaction Accounting Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$167,202	$—	$—		$167,202
Marketable securities	255,418	—	—		255,418
Accounts receivable, net	24,255	—	—		24,255
Prepaid expenses and other current assets	24,963	—	—		24,963
Total current assets	471,838	—	—		471,838
Property, plant and equipment, net	167,783	(412)	—		167,371
Operating lease right-of-use assets	360,918	—	—		360,918
Investments	15,066	—	12,288	(b)	27,354
Intangible assets, net	56,924	(3,442)	—	(c)	53,482
Other non-current assets	47,167	—	—		47,167
Total assets	$1,119,696	$(3,854)	$12,288		$1,128,130
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,566	$—	$—		$10,566
Deferred revenue	18,946	—	—		18,946
Accrued expenses and other current liabilities	66,458	—	1,077	(c)	67,535
Total current liabilities	95,970	—	1,077		97,047
Non-current liabilities:	—
Deferred revenue, net of current portion	75,182	—	—		75,182
Operating lease liabilities, non-current	417,078	—	—		417,078
Other non-current liabilities	22,876	—	—		22,876
Total liabilities	611,106	—	1,077		612,183
Stockholders' equity:
Total stockholders' equity	508,590	(3,854)	11,211	(d)	515,947
Total liabilities and stockholders' equity	$1,119,696	$(3,854)	$12,288		$1,128,130

Exhibit 99.1
Ginkgo Bioworks Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2025
(in thousands, except share data)

	Historical	Biosecurity Separation (a)	Pro Forma
Cell Engineering revenue	$132,746	$—	$132,746
Biosecurity revenue:
Service	37,409	(37,409)	—
Total revenue	170,155	(37,409)	132,746
Costs and operating expenses:
Cost of Biosecurity service revenue	31,521	(31,521)	—
Cost of other revenue	15,451	—	15,451
Research and development	243,773	—	243,773
General and administrative	183,290	(32,972)	150,318
Restructuring charges	11,398	(1,922)	9,476
Total operating expenses	485,433	(64,262)	419,018
Loss from operations	(315,278)	26,853	(286,272)
Other income (expense):
Interest income	22,616	(2)	22,614
Loss on investments	(16,411)	—	(16,411)
Other (expense) income, net	(4,527)	(1,856)	(6,383)
Total other income (expense)	1,678	(1,858)	(180)
Loss before income taxes	(313,600)	24,995	(288,605)
Income tax benefit	(837)	—	(837)
Net loss:	$(312,763)	$24,995	$(287,768)
Net loss per share	$(5.64)	—	$(6.00)
Weighted average common shares outstanding:	55,457,676	—	55,457,676

Exhibit 99.1
Ginkgo Bioworks Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2024
(in thousands, except share data)

	Historical	Biosecurity Separation (a)	Pro Forma
Cell Engineering revenue	$173,972	$—	$173,972
Biosecurity revenue:
Service	53,071	(53,071)	—
Total revenue	227,043	(53,071)	173,972
Costs and operating expenses:
Cost of Biosecurity service revenue	38,549	(38,549)	—
Cost of other revenue	5,999	—	5,999
Research and development	424,061	(79)	423,982
General and administrative	246,161	(55,261)	190,900
Goodwill impairment	47,858	—	47,858
Restructuring charges	24,172	(1,236)	22,936
Total operating expenses	786,800	(93,595)	691,675
Loss from operations	(559,757)	40,524	(517,703)
Other income (expense):
Interest income	38,612	—	38,612
Interest expense	(94)	—	(94)
Loss on investments	(28,827)	—	(28,827)
Loss on deconsolidation of subsidiaries	(7,013)	—	(7,013)
Change in fair value of warrant liabilities	5,701	—	5,701
Other income (expense), net	3,870	(1,105)	2,765
Total other income (expense)	12,249	(1,105)	11,144
Loss before income taxes	(547,508)	39,419	(508,089)
Income tax benefit	(479)	—	(479)
Net loss:	$(547,029)	$39,419	$(507,610)
Net loss per share	$(10.54)	$—	$(11.00)
Weighted average common shares outstanding:	51,894,639	—	51,894,639

Exhibit 99.1
Ginkgo Bioworks Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2023
(in thousands, except share data)

	Historical	Biosecurity Separation (a)	Pro Forma
Cell Engineering revenue	$143,531	$—	$143,531
Biosecurity revenue:
Service	78,975	(78,975)	—
Product	28,949	(28,949)	—
Total revenue	251,455	(107,924)	143,531
Costs and operating expenses:
Cost of Biosecurity service revenue	46,524	(46,524)	—
Cost of Biosecurity product revenue	7,481	(7,481)	—
Research and development	580,621	(173)	580,448
General and administrative	385,025	(73,155)	311,870
Impairment of lease assets	96,210	—	96,210
Total operating expenses	1,115,861	(126,960)	988,528
Loss from operations	(864,406)	19,036	(844,997)
Other income (expense):
Interest income	57,217	(7)	57,210
Interest expense	(93)	—	(93)
Loss on equity method investments	(2,635)	—	(2,635)
Loss on investments	(54,827)	—	(54,827)
Loss on deconsolidation of subsidiaries	(42,502)	—	(42,502)
Change in fair value of warrant liabilities	5,168	—	5,168
Other income (expense), net	9,138	(982)	8,156
Total other income (expense)	(28,534)	(989)	(29,523)
Loss before income taxes	(892,940)	18,047	(874,893)
Income tax benefit	(71)	—	(71)
Net loss:	$(892,869)	$18,047	$(874,822)
Net loss per share	$(18.37)	$—	$(18.00)
Weighted average common shares outstanding:	48,610,507	—	48,610,507

Exhibit 99.1

GINKGO BIOWORKS HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma Condensed Consolidated Balance Sheet as of December 31, 2025, and the unaudited pro forma Condensed Consolidated Statements of Operations for the years ended December 31, 2025, 2024, and 2023 include the following pro forma adjustments:

a.Represents the operations, assets, liabilities and equity of Biosecurity, which have been derived from the historical consolidated financial statements. The amounts are considered preliminary, and as such, actual results could materially differ from these estimates.
b.Represents the Company’s equity interest in the Purchaser, which will be accounted for under the equity method of accounting. The valuation is considered preliminary, and as such, the final valuation could materially differ from this estimate.
c.Reflects the transfer of certain assets or liabilities assumed between the Company and the Purchaser upon closing of the Transaction.
d. Reflects the effect on total stockholders’ equity of the Transaction accounting adjustments described in footnote (b) and (c) above.